                           SCHEDULE 14A INFORMATION


               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934



(AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant []


Check the appropriate box:



[x] Preliminary Proxy Statement


[] Definitive Proxy Statement


[] Definitive Additional Materials


[] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

[] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14-6(e)(2))


                                XYVISION, INC.

     ---------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)


                                XYVISION, INC.

     ---------------------------------------------------------------------

                   (Name of Person(s) Filing Proxy Statement

                         if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[x] No fee required.


[] Fee computed on table below per Exchange Act Rules 14-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:


      ---------------------------------------------------------------------


     2) Aggregate number of securities to which transaction applies:


      ---------------------------------------------------------------------


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      ---------------------------------------------------------------------

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   4) Proposed maximum aggregate value of transaction:


      ---------------------------------------------------------------------


     5) Total fee paid:


      ---------------------------------------------------------------------


     [] Fee paid previously with preliminary materials.


   [] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.


       1) Amount Previously Paid:


          ---------------------------------------------------------------------


       2) Form, Schedule or Registration Statement No.:


          ---------------------------------------------------------------------


       3) Filing Party:


          ---------------------------------------------------------------------


       4) Date Filed:


          ---------------------------------------------------------------------

                                                                Preliminary Copy


                                 XYVISION, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 25, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Xyvision, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 25, 1997 at 10:00 a.m. at the offices of the Company, 101 Edgewater Drive, Wakefield, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

  1.  To elect two Class II Directors for the ensuing three years;

  2. To approve an amendment to the Company's Certificate of Incorporation to (i) effect a reverse split of the Company's Common Stock, $.03 par value per share (the "Common Stock"), pursuant to which each four shares of Common Stock then outstanding will be converted into one share, and
     (ii) decrease the authorized number of shares of Common Stock from 50,000,000 to 25,000,000;

  3. To approve the Xyvision, Inc. 1997 Stock Incentive Plan;

  4. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year; and

  5. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.


     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Thursday, July 31, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. A list of the Company's stockholders is open for examination to any stockholder at the principal executive offices of the Company, 101 Edgewater Drive, Wakefield, Massachusetts 01880-1291 and will be available at the Meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1997, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.


                By Order of the Board of Directors,

                           /s/ Eugene Seneta

                               Eugene Seneta, Secretary


August , 1997


                                       3
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WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN,
DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

  Preliminary Copy


                                XYVISION, INC.
                              101 EDGEWATER DRIVE
                      WAKEFIELD, MASSACHUSETTS 01880-1291

                                PROXY STATEMENT


                    For the Annual Meeting of Stockholders
                       To Be Held on September 25, 1997


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Xyvision, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, September 25, 1997 at 10:00 a.m. at the offices of the Company, 101 Edgewater Drive, Wakefield, Massachusetts 01880-1291 and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 1997 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT AUGUST 22, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE SECRETARY, XYVISION, INC., 101 EDGEWATER DRIVE, WAKEFIELD, MASSACHUSETTS 01880-1291. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.


VOTING SECURITIES AND VOTES REQUIRED


     On July 31, 1997, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 14,271,415 shares of Common Stock of the Company, $.03 par value per share (the "Common Stock"), and 235,299 shares of Series B Convertible Preferred Stock of the Company, $1.00 par value per share (the "Series B Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share and holders of Series B Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the Series B Stock held by such holders are then convertible (two shares as of August , 1997). For the matters to be acted on at this Annual Meeting, holders of the Common Stock and the Series B Stock (collectively, the "Capital Stock") shall vote together as a single class.

     The holders of a majority of the shares of Capital Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Capital Stock present in person or represented by proxy (including shares which abstain or do not vote with

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

respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of Capital Stock entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes represented by the shares of Capital Stock outstanding on the record date is required for approval of the amendment to the Company's Certificate of Incorporation. The affirmative vote of the holders of a majority of the votes represented by the shares of Capital Stock present or represented by proxy and voting on the matter is required for the approval of the Xyvision, Inc. 1997 Stock Incentive Plan and ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a certain percentage of the votes cast or shares voting on a matter. However, because shares which abstain and shares represented by "broker non-votes" are nonetheless considered outstanding shares, abstentions and "broker non-votes" with respect to a matter that requires the affirmative vote of a certain percentage of the votes represented by the outstanding shares will have the same effect as a vote against such matter.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information, as of May 31, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the persons listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all current directors and executive officers of the Company as a group.



                                             Amount and Nature
                                             of Beneficial Ownership(1)
                                            _______________________________________________
   Name and Address of Beneficial Owner     Number of Shares     Percent of Class (%)(2)
________________________________________    _________________    _______________________
   Jeffrey L. Neuman(3)                            20,038,530            69.2
   c/o Tudor Trust
   c/o Braverman Codron & Company
   450 N. Roxbury Avenue
   Los Angeles, CA 90210
   James S. Saltzman(4)                             2,173,900            15.2
   General Partner
   c/o Saltzman Partners
   621 E. Germantown Pike
   Plymouth Valley, PA 19401
   OTHER DIRECTORS
   Kevin J. Duffy(5)                                   91,176               *
   Leland S. Kollmorgen(6)                             24,000               *
   James L. McKenney(7)                                12,000               *

   OTHER NAMED EXECUTIVE OFFICERS
   Thomas H. Conway (8)                              325,000      2.2
   Paul J. Woods (9)                                  16,400        *
   James G. Hickey (10)                              103,820        *
   Eugene P. Seneta (11)                              25,224        *
   James Hannigan (12)                                38,000        *
   All current directors and executive offic-     22,493,746     76.9
   ers, as a group(13) (9 Persons)
   __________
   *Less than 1%

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after May 31, 1997 through the exercise of any stock option or other right, including upon the conversion of Series B Stock or the Company's 6% Convertible Subordinated Debentures due 2002 (the "Debentures"). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity.

 (2) Number of shares deemed outstanding includes 14,263,192 shares outstanding as of May 31, 1997, plus any shares issuable upon conversion of Series B Stock or Debentures or subject to options or warrants held by the person or entity in question that are currently exercisable or exercisable within 60 days following May 31, 1997.

 (3) Based upon information provided to the Company by Mr. Neuman, includes 14,540,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants, 117,978 shares of Common Stock issuable upon conversion of Series B Stock and 23,000 shares of Common Stock issuable upon conversion of Debentures. Includes securities held by both Mr. Neuman and by Tudor Trust. Mr. Neuman is the grantor, sole trustee and sole current beneficiary of Tudor Trust. See "Certain Transactions."

 (4) Includes 20,000 shares of Common Stock subject to outstanding stock options held by Mr. Saltzman which are exercisable within the 60-day period following May 31, 1997. Includes securities held by both Mr. Saltzman and Saltzman Partners. Mr. Saltzman is the General Partner of Saltzman Partners. See "Certain Transactions."

 (5) Includes 90,901 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997.

 (6) Includes 23,000 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997.

 (7) Consists of 12,000 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997.

 (8) Includes 300,000 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997.

 (9) Consists of 16,400 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997.

(10) Consists of 103,820 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997.

(11) Consists of 25,224 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997.

(12) Consists of 38,000 shares of Common Stock subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997.

(13) Includes an aggregate of 638,041 shares subject to outstanding stock options which are exercisable within the 60-day period following May 31, 1997, 14,540,000 shares of Common Stock issuable upon the exercise of Common Stock Purchase Warrants, 117,978 shares of Common Stock issuable upon conversion of Series B Stock and 23,000 shares of Common Stock issuable upon conversion of Debentures.


                             ELECTION OF DIRECTORS


     The Company's Board of Directors is divided into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class serving for staggered three-year terms. There are currently one Class I director, whose term expires at the 1999 Annual Meeting of Stockholders, two Class II directors, whose terms expires at the 1997 Annual Meeting of Stockholders, and two Class III directors, whose terms expire at the 1998 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect, as Class II directors, Kevin J. Duffy and Jeffrey L. Neuman unless the proxy is marked otherwise. Messrs. Duffy and Neuman are each currently directors of the Company.

     Each Class II director will be elected to hold office until the 2000 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal). Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class II directors. There are no family relationships among any of the directors and executive officers of the Company.


                              CLASS II DIRECTORS


     KEVIN J. DUFFY, age 42, has served as President and Chief Operating Officer of the Company since August 1996 and as a director of the Company since October 1996. Previously, he served as Senior Vice President and General Manager, Xyvision Publishing Group from December 1995 to September 1996. From April 1991 to December 1995 he served as Vice President, North American Sales. Mr. Duffy joined the Company in June 1983.

     JEFFREY L. NEUMAN, age 53, has been Chairman of the Board of Directors of the Company since October 1996. Mr. Neuman is a private investor.


                               CLASS I DIRECTOR


     JAMES S. SALTZMAN, age 53, has been the General Partner of Saltzman Partners, an investment firm, since 1982. He served as Chairman of the Board of Directors of the Company from February 1994 to February 1995. He has been a director of the Company since 1992.


                              CLASS III DIRECTORS


     LELAND S. KOLLMORGEN, age 70, has been the President of TLK Inc., a business consulting firm, since 1983 and is a self-employed consultant. Rear Admiral Kollmorgen (USN, Retired) is a consultant and former Chief of Naval Research to the United States Navy. He has been a director of the Company since 1988.

     JAMES L. MCKENNEY, age 68, has been the John J. McLean Professor of Business Administration at Harvard University since 1960. Mr. McKenney has been a director of the Company since November 1994.


BOARD AND COMMITTEE MEETINGS


     The Board of Directors of the Company met nine times (including by telephone conference) during fiscal 1997. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Company has an Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent public accountants and the Board. The Audit Committee reviews the effectiveness of the auditors during the annual audit, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent public accountants. The Audit Committee met two times during the fiscal 1997. The current Audit Committee members are Messrs. Kollmorgen, McKenney and Saltzman.

     The Company has a Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers the Company's 1992 Stock Option Plan. The Compensation Committee met two times during fiscal 1997. The current Compensation Committee members are Messrs. Kollmorgen (Chairman) and Saltzman.

     The Company has a Technology Committee of the Board of Directors which provides recommendations to the Board regarding the Company's technology. The Technology Committee met two times during fiscal 1997. The current Technology Committee members are Messrs. Kollmorgen (Chairman) and McKenney.

     The Company has a Nominating Committee of the Board of Directors, which provides recommendations to the Board of Directors regarding nominees for directorships. The Nominating Committee did not meet during fiscal 1997 as its function for such period was performed by the full Board of Directors. The Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to Eugene P. Seneta, Secretary of the Company, at the principal executive offices of the Company, who will forward them to the Nominating Committee for consideration. The current Nominating Committee members are Messrs. Saltzman (Chairman) and Kollmorgen.


DIRECTOR COMPENSATION


     Directors who are not employees of the Company receive directors' fees of $2,000 per year. Such outside directors also receive fees of $500 for each Board meeting attended in person and $250 for each telephonic Board meeting in which the director participates, and directors who are members of Committees of the Board of Directors receive fees of $250 per Committee meeting attended, provided such Committee meeting was not held on the same day as a Board meeting. Directors are also reimbursed for expenses incurred in attending Board or Committee meetings. Directors who are employees receive no additional compensation for serving as directors.

     Under the Company's 1992 Director Stock Option Plan, each newly elected outside director is granted, upon his initial election as a director, a non-qualified option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of grant. Each option granted under the 1992 Director Stock Option Plan becomes exercisable on a cumulative basis in five equal annual installments beginning on the date of grant.


EXECUTIVE COMPENSATION

     Summary Compensation


     The following table sets forth certain information with respect to compensation, for the fiscal years indicated, of each person who served as the chief executive officer of the Company during fiscal 1997 and the Company's four other most highly compensated executive officers during fiscal 1997.


                          SUMMARY COMPENSATION TABLE


                                                                       ANNUAL COMPENSATION
                                                                       ______________________
Name and Principal Position                               Fiscal Year  Salary(1)    Bonus
_______________________________________________________  ____________  ___________  ________
                                                          1997         $142,327     --
Kevin J. Duffy                                            1996         $122,135     $15,000
President and Chief Operating Officer                     1995         $119,741     $20,000
Thomas H. Conway(3)                                       1997         $130,000     -
Former Chairman of the Board of Directors                 1996         $182,200     -
and Chief Executive Officer                               1995         $141,200     -
Paul J. Woods                                             1997         $127,795     -
Senior Vice President and                                 1996         $116,768     -
General Manager, Contex Group                             1995         $129,165     -
James G. Hickey                                           1997         $122,751     -
Vice President, Business Development and                  1996         $120,751     $10,000
Managing Director, Europe                                 1995         $120,751     -
                                                          1997         $120,000     -
James Hannigan(4)                                         1996         $120,000     $10,000
Vice President, Research and Development                  1995         $119,407     -
Eugene P. Seneta                                          1997         $110,011     -
Vice President, Chief Financial Officer, Treasurer and    1996         $97,384      -
Secretary                                                 1995         $86,032      -
______________



                                                          LONG-TERM COMPENSATION
                                                         _______________________________________
                                                          Awards
                                                          Number of Shares    All Other
Name and Principal Position                              Underlying Options   Compensation(2)
_______________________________________________________  ___________________  _________________
                                                                              $1,573
Kevin J. Duffy                                            200,000             $1,221
President and Chief Operating Officer                              -- 10,000  $1,349
Thomas H. Conway(3)                                       -                   -
Former Chairman of the Board of Directors                 -                   -
and Chief Executive Officer                               -                   -
Paul J. Woods                                             40,000              $235
Senior Vice President and                                 4,500               $287
General Manager, Contex Group                             -                   $323
James G. Hickey                                           32,000              $1,228
Vice President, Business Development and                  -                   $1,221
Managing Director, Europe                                 25,000              $1,222
                                                          100,000             $1,200
James Hannigan(4)                                         -                   $1,200
Vice President, Research and Development                  -                   $1,186
Eugene P. Seneta                                          40,000              -
Vice President, Chief Financial Officer, Treasurer and    -                   $729
Secretary                                                 -                   $1,010
______________

(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer.

(2) Consists of Company matching contributions to the Company's 401(k) Plan.

(3) The Company paid T.H. Conway and Associates, Inc., a management consulting firm of which Mr. Conway is the President, directly for Mr. Conway's services. See "--Employment Contracts and Change-in-Control Arrangements." Mr. Conway resigned as Chairman of the Board of Directors and Chief Executive Officer of the Company in October 1996.

(4) Mr. Hannigan resigned as Vice President, Research and Development on June 4, 1997.


Option Grants


     The following table sets forth certain information concerning grants of stock options made during fiscal 1997 to each of the Named Executive Officers. The Company granted no stock appreciation rights during fiscal 1997.


                       OPTION GRANTS IN LAST FISCAL YEAR



                       INDIVIDUAL GRANTS
                      ____________________________________________________________________________________________
                      Number of Shares       Percent of Total Options
                      Underlying Options     Granted to Employees in     Exercise Price Per
 Name                  Granted(1)            Fiscal Year (%)             Shares($)(2)           Expiration Date
__________________    __________________     ________________________    ___________________    _______________
 Kevin J. Duffy        200,000               14.4                        .50                    10/24/06
 Thomas H. Conway      -                     -                           -                      -
 Paul J. Woods         40,000                2.9                         .50                    10/24/06
 James G. Hickey       32,000                2.3                         .50                    10/24/06
 James Hannigan        100,000               7.2                         .50                    10/24/06
 Eugene P. Seneta      40,000                2.9                         .50                    10/24/06
 _________________

(1) Each option becomes exercisable in equal annual installments over a five-year period commencing on the date of grant.
(2) The exercise price of all options is equal to the fair market value on the date of grant.


                      Fiscal Year-End Option Value Table


     The following table sets forth certain information regarding the number and value of unexercised stock options held as of March 31, 1997 by each of the Named Executive Officers. No stock options were exercised during fiscal 1997 by the Named Executive Officers and no stock appreciation rights were exercised during fiscal 1997 by the Named Executive Officers or were outstanding at year end.


                         FISCAL YEAR-END OPTION VALUES



                         NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED
                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                          FISCAL YEAR END                AT FISCAL YEAR END
                         ____________________________    ____________________________
    Name                 Exercisable/Unexercisable       Exercisable/Unexercisable(1)
_____________________    ___________________________     ____________________________
    Kevin J. Duffy        90,901/219,099                 15,677/3,704
    Thomas H. Conway      300,000/0                      120,000/0
    Paul J. Woods         16,400/43,600                  1,938/0
    James G. Hickey       103,820/53,180                 17,985/4,831
    James Hannigan        38,000/137,000                 6,622/3,168
    Eugene P. Seneta      25,224/64,776                  4,625/2,644
    _________________

(1) Value based upon the last sales price per share ($.50) of the Company's Common Stock on March 31, 1997 as reported through the National Quotation Bureau Pink Sheets, less the exercise price.


AGREEMENTS WITH SENIOR EXECUTIVES


     Under an employment agreement in effect during part of fiscal 1997 with Thomas H. Conway, former Chief Executive Officer of the Company, the Company paid T. H. Conway and Associates, Inc. the sum of $9,000 per month, plus reasonable out of pocket expenses, plus $200 per hour for each hour of services rendered to the Company in excess of 45 hours per week. This cash compensation was in lieu of all non-cash benefits employees of the Company normally receive (such as health insurance benefits and paid vacation time). This agreement also provided that Mr. Conway could employ additional members of T.H. Conway and Associates, Inc., a consulting firm of which he is a principal, at specified rates, provided that the aggregate amount of compensation and reimbursement of out-of-pocket expenses paid to such employees may not exceed $50,000 per year without advance approval of the Board of Directors. In fiscal 1997, the Company paid $130,000 to T.H. Conway and Associates, Inc. for services of Mr. Conway and an aggregate of $1,141 for reimbursement of expenses. In addition, certain members of the Board of Directors of the Company has signed an agreement that they will not sue Mr. Conway or T.H. Conway and Associates, Inc. in connection with the performance of services to the Company except for fraud, malfeasance or gross negligence. Mr. Conway resigned as Chief Executive Officer of the Company in October 1996.

     In 1990, the Company entered into an agreement with James G. Hickey entitling him to benefits under the Company's Severance Program for Executive Committee Corporate Officers. Under this Program, an employee whose employment is terminated by the Company involuntarily without "cause" (as defined in the Program) is entitled to (i) a severance payment in the amount of three months salary; (ii) if he has not obtained other employment within three months after his employment termination date, bi-weekly salary payments for an additional period from such date until the earlier of one year after his employment termination date or the date on which he obtains other employment; and (iii) a continuation of medical, dental and insurance benefits until the earlier of one year after his employment termination date or the date on which he obtains other employment. In addition, an employee whose employment terminates for any reason, whether voluntary or involuntary, within three months following a "change in control" (as defined in the Program) is entitled to receive the benefits described above, and all outstanding stock options held by the employee shall immediately become exercisable in full. The Program remains in effect for so long as Mr. Hickey is employed by the Company (although post-employment benefits expire one year after employment termination).

     The Company has an Employee Severance Benefit Plan in which all full-time employees (including executive officers) who have been employed by the Company for at least 90 days participate. Under this Plan, if a "change in control" of the Company (as defined in the Plan) occurs, and within 12 months thereafter a participant's employment with the Company is terminated either by the Company other than for "cause" or "disability" (each as defined in the Plan) or by the participant for "good reason" (as defined in the Plan), then (i) the participant is entitled to (a) a cash payment equal to 50% of his annual base compensation if he has been employed by the Company for less than one year or 100% of his annual base compensation if he has been employed by the Company for one year or more (subject to reduction in certain events for tax reasons) and
(b) a continuation of certain insurance benefits for a period of one year, and
(ii) all outstanding stock options held by the participant shall immediately become exercisable in full. Notwithstanding the foregoing, if a particular change in control of the Company is approved in advance by the Board of Directors of the Company, participants shall not be entitled to any of the foregoing benefits. This Plan may be amended or terminated by the Board of

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Directors at any time prior to the occurrence of a change in control. Amounts payable to any employee under the Plan are reduced by amounts payable to such employee under any other program or agreement under which he will receive benefits.


CERTAIN TRANSACTIONS


     Thomas H. Conway, former Chief Executive Officer of the Company, is a general partner of CR Management LP, which has a fifty percent equity interest in Document Management Solutions, Inc., a systems integration services company serving the publishing industry. Tudor Trust, of which Jeffrey L. Neuman, Chairman of the Board of Directors of the Company, is the grantor, sole trustee and sole current beneficiary, also has a fifty percent equity interest in Document Management Solutions, Inc. The Company paid Document Management Solutions, Inc. $64,632 and $260,313 in fiscal 1996 and 1997, respectively, for integration services.

     On June 30, 1992, the Company obtained a $2,000,000 line of credit with Tudor Trust. Jeffrey L. Neuman, Chairman of the Board of Directors of the Company, is the grantor, sole trustee and sole current beneficiary of Tudor Trust. The line, which is payable on demand, is secured by substantially all of the assets of the Company and has been used for working capital and general business purposes. Interest on the line of credit is payable monthly. On September 28, 1993, the Company and Tudor Trust amended the line of credit to, among other things, increase the amount available under the line of credit to $2,500,000, reduce the annual interest rate from 13% to 10% and extend the line of credit from June 30, 1994 to June 30, 1995. As consideration for such amendment, the Company, among other things, issued Common Stock and a series of Common Stock Purchase Warrants to Tudor Trust. On December 3, 1993, the Company and Tudor Trust entered into an additional amendment to the line of credit to increase the amount available under the line of credit to $3,000,000. As consideration for such amendment, the Company, among other things, issued Common Stock and a series of Common Stock Purchase Warrants to Tudor Trust. On February 29, 1996, the Company and Tudor Trust entered into an additional amendment to the line of credit to increase the amount available under the line of credit to $4,000,000 and to extend the term of the line of credit to December 31, 1997. As consideration for such amendment, the Company, among other things, issued a series of Common Stock Purchase Warrants to Tudor Trust.


     Late in fiscal 1996, management of the Company concluded that, due principally to the significant losses from operations in the third and fourth quarters of fiscal 1996 (which amounted to approximately $1.8 million and $2.5 million, respectively), the Company's $4,000,000 credit line would be insufficient to finance the Company's cash needs during the first quarter of fiscal 1997. Accordingly, after investigating a number of alternative sources of financing, on May 31, 1996, the Company and Tudor Trust entered into an additional amendment to the line of credit to, among other things, (i) increase the maximum loan amount to $5,000,000, (ii) reduce the interest rate on the line of credit from 10% to 8% per annum, (iii) eliminate any borrowing covenants or conditions that would prevent the Company from accessing the full $5,000,000 of available credit, and (iv) eliminate the requirement for the issuance of additional warrants to Tudor Trust under the line of credit (which were issuable on a quarterly basis). In consideration therefor, the Company issued to Tudor Trust warrants for the purchase of an aggregate of 10,000,000 shares of Common Stock of the Company at an exercise price of $.18 per share (representing the fair market value of the Common Stock of the Company as of the date of issuance). In connection with this line of credit amendment, Tudor Trust exercised certain outstanding warrants for the purchase of 2,092,500 shares of Common Stock of the Company for an aggregate purchase price of $200,000.

     The Company and Tudor Trust have agreed in principle on an additional amendment to the line of credit that would increase the maximum loan amount thereunder to $6,000,000. Such amendment would also provide that Tudor Trust shall have sole discretion to decide whether or not to make any and all

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

advances of funds in excess of $5,000,000, and that Tudor Trust shall have the right to refuse to make any advances of funds in excess of $5,000,000 for any reason or no reason.

     In addition, the Company has begun negotiations with Tudor Trust to further amend the line of credit to permit increased borrowing. There can be no assurance, however, that such negotiations will be successful or that increased borrowings will be available under the Company's line of credit.

     On September 30, 1996, the Company entered into an exchange agreement with Tudor Trust, Saltzman Partners, and certain other parties relating to the Company's 4% Promissory Notes (the "4% Notes") held by such parties. Jeffrey L. Neuman, the grantor, sole trustee and sole current beneficiary of Tudor Trust, is the Chairman of the Board of Directors of the Company. James S. Saltzman, the General Partner of Saltzman Partners, is a director of the Company. Tudor Trust and Saltzman Partners held 4% Notes in the aggregate principal amounts of $2,378,500 and $1,087,500, respectively, which they exchanged upon the following terms. Under the terms of the exchange agreement, the Company issued to holders of its 4% Notes in exchange for the delivery of its 4% Notes for cancellation such number of shares of Common Stock of the Company as was equal to the principal amount of the 4% Notes exchanged divided by $2.00 (any accrued but unpaid interest was paid in cash at the time of such exchange). Pursuant to the exchange agreement, Tudor Trust received 1,189,250 shares of Common Stock and $23,785 in accrued interest, and Saltzman Partners received 543,750 shares of Common Stock and $10,875 in accrued interest.

     On October 7, 1996, the Company entered into an exchange agreement with Tudor Trust on the same terms as described in the previous paragraph pursuant to which the Company issued 15,000 shares of Common Stock and paid $22.82 in accrued interest to Tudor Trust in exchange for the delivery for cancellation of a 4% Note in the principal amount of $30,000 held by Tudor Trust.

     On September 30, 1996, the Company entered into an exchange agreement with Tudor Trust and certain other parties relating to the Company's 6% Convertible Subordinated Debentures due 2002 (the "Debentures") held by such parties. Tudor Trust held Debentures in the aggregate principal amount of $1,970,000, which it exchanged upon the following terms. Under the terms of the exchange agreement, the Company issued to holders of its Debentures in exchange for the delivery of its Debentures for cancellation such number of shares of Common Stock of the Company as was equal to the sum of the principal amount of the Debentures exchanged plus the accrued interest thereon, divided by $3.33. Pursuant to the exchange agreement, Tudor Trust received 783,462 shares of Common Stock.


           APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF

INCORPORATION TO EFFECT ONE-FOR-FOUR REVERSE SPLIT AND TO DECREASE

                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK


     The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation (the "Proposed Amendment") to (i) effect a reverse split of the Company's Common Stock, pursuant to which each four shares of Common Stock will be automatically converted into one share without any action on the part of the stockholder (the "Reverse Split") and (ii) decrease the authorized number of shares of Common Stock from 50,000,000 to 25,000,000 shares. Any fractional shares of Common Stock which result from the Reverse Split will be rounded up to a full share. The Reverse Split will become effective as of 5:00 P.M., Boston time (the "Effective Date"), on the date that the certificate of amendment to the Company's Certificate of Incorporation giving effect to the Proposed Amendment is filed with the Secretary of State of the State of Delaware.

     If for any reason the Board of Directors deems it advisable, the Proposed Amendment may be abandoned at any time before the Effective Date, whether before or after the Meeting (even if such proposal has been approved by the stockholders).

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

     THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT.


Effect of the Reverse Split


     As a result of the Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will automatically, without any action required by the stockholders, be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by four, with any fractional share which might result from the Reverse Split rounded up to a full share. The Reverse Split will not affect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the rounding up of fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split. Although, as a result of the Reverse Split, each stockholder will own only 25% of the number of shares of Common Stock owned by each stockholder immediately prior to the Reverse Split, the value of each share of Common Stock should theoretically increase by a factor of four, resulting in no net change in the value of the Common Stock owned by such stockholder. The par value of the Common Stock will remain at $.03 per share following the Effective Date of the Reverse Split, and the number of shares of Common Stock issued will be reduced. As a consequence, the aggregate par value of the issued Common Stock will be reduced.

     Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or By-laws to dissent from the Reverse Split or to dissent from the rounding up to a full share of any fractional share resulting from the Reverse Split.

     The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

     Upon consummation of the Reverse Split, the total number of shares currently reserved for grants of stock options and all stock options previously granted would be decreased proportionately. The cash consideration payable per share upon exercise of the stock options would be increased proportionately. Similarly, the total number of shares issuable upon exercise of warrants granted by the Company would be decreased proportionately and the cash consideration payable per share upon exercise of the warrants would increase proportionately. Finally, the number of shares of Common Stock issuable upon conversion of the Series B Stock would be decreased proportionately.


Purpose of the Reverse Split


     The Board of Directors is submitting the Reverse Split for approval of the stockholders primarily because it believes the Reverse Split may increase the trading price of the Common Stock and thereby enhance the likelihood of generating interest in the Company's Common Stock by more investors and members of the securities brokerage industry. The Board of Directors also believes the Reverse Split may enhance the likelihood for success of any acquisition or financing efforts which might be undertaken by the Company. The Company believes that brokerage firms and institutional investors might be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and to act as a market maker in the Company's securities if the price range for the Common Stock were higher. The Board of Directors believes that additional interest by the investment community in the Company's Common Stock might result in a more liquid trading market for the stock and that potential acquisition candidates might be more willing to accept shares of Common Stock if the trading prices were in a higher range and the market for the Common Stock was believed to be less volatile. Although the Board of Directors believes that its ability to complete acquisitions or conduct

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

financings might be benefited by the proposed Reverse Split, there can be no assurance that this will occur. At the current time the Company has no agreements for any acquisitions or financings, other than as described in this Proxy Statement.

     The Board of Directors further believes that low trading prices of the Company's Common Stock may have an adverse impact upon the efficient operation of the trading market in the securities. In particular, brokerage firms often charge a greater percentage commission on low-priced shares than that which would be charged on a transaction in the same dollar amount of securities with a higher per share price. A number of brokerage firms will not recommend purchases of low-priced stock to their clients or make a market in such shares, which tendencies may adversely affect the Company. Stockholders should note that the effect of the Reverse Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Reverse Split will be four times the prices for shares of the Common Stock immediately prior to the Reverse Split. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.


Exchange of Stock Certificates


     As soon as practicable after the Effective Date, the Company intends to require stockholders to exchange their stock certificates for new certificates representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates to the transfer agent until requested to do so.


Federal Income Tax Consequences of the Reverse Split


     The following description of federal income tax consequences of the Reverse Split is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

     The exchange of four shares of Common Stock for one share of Common Stock pursuant to the Reverse Split will not result in recognition of gain or loss. The holding period of the shares of Common Stock acquired in the Reverse Split will include the stockholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of Common Stock acquired in the Reverse Split will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

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

Decrease in Authorized Common Stock


     The Proposed Amendment will decrease the authorized number of shares of Common Stock from 50,000,000 to 25,000,000 shares. The Company's 3,000,000 shares of authorized Preferred Stock will not be affected by the Proposed Amendment. The Board of Directors believes that the proposed decrease in the authorized number of shares of Common Stock will not adversely affect the Company's ability to continue to honor its outstanding commitments and to provide shares for issuance in connection with future financings, debt exchange transactions and other general corporate purposes. Except for the shares of Common Stock issuable under the Company's stock option and stock benefit plans or upon the conversion of outstanding warrants and shares of Series B Stock, there is no existing plan, understanding or agreement for the issuance of any shares of Common Stock, although the Company continues to negotiate with as many debtholders as possible with respect to potential exchange transactions that may involve the issuance of Common Stock.


           APPROVAL OF THE XYVISION, INC. 1997 STOCK INCENTIVE PLAN


     Stockholders are being asked to approve the Xyvision, Inc. 1997 Stock Incentive Plan (the "1997 Plan"). Subject to adjustment in the event of stock splits and other similar events, awards may be made under the 1997 Plan for up to 2,000,000 shares of the Company's Common Stock. If the Proposed Amendment is approved by the stockholders at the Meeting, the number of shares of Common Stock available for issuance under the 1997 Plan will be decreased proportionately.

     THE BOARD OF DIRECTORS BELIEVES THE APPROVAL OF THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 1997 PLAN.


SUMMARY OF THE 1997 PLAN


     The following summary of the 1997 Plan is qualified in its entirety by reference to the plan, a copy of which may be obtained by making a written request to the Secretary of the Company.


Description of Awards


     The 1997 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

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

     Other Stock-Based Awards. Under the 1997 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.


Eligibility to Receive Awards


     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries will be eligible to receive Awards under the 1997 Plan, including four executive officers and approximately 160 other employees of the Company. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 500,000 shares per calendar year. If the Proposed Amendment is approved by the stockholders at the Meeting, the maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Plan will be decreased proportionately.

     The granting of Awards under the 1997 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.


Administration


     The 1997 Plan is administered by the Company's Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 1997 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash-out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.


Amendment or Termination


     No Award may be made under the 1997 Plan after the tenth anniversary of the adoption of the plan by the Board of Directors, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

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Certain Federal Income Tax Consequences


     The following discussion of the material United States federal income tax consequences of the issuance and exercise of options to the optionee and the Company does not purport to be a complete description of federal tax aspects of the 1997 Plan.

     Incentive Options. The grant of an incentive option does not produce taxable income to the optionee or a deduction to the Company. If an incentive option is exercised while the optionee is employed or within three months following the termination of employment (twelve months in the case of termination of employment because of permanent disability), or after the optionee's death if death occurs during the foregoing periods, exercise of the option will in general also not produce taxable ordinary income to the optionee or a deduction to the Company. For alternative minimum tax purposes, however, such exercise will increase the optionee's "alternative minimum taxable income" and may result in a liability to pay the alternative minimum tax.

     To the extent that the aggregate fair market value of the stock (determined at time of grant) with respect to which incentive options granted under all option plans of the Company and its subsidiary corporations are exercisable for the first time by an individual during any calendar year exceeds $100,000, such options will be treated as nonstatutory stock options.

     If stock acquired upon the exercise of an incentive option is disposed of more than two years after the date the option is granted and one year after the date the option is exercised, gain or loss recognized upon disposition of the stock will be capital gain or loss. If these one-year and two-year holding period requirements are not satisfied, the optionee will realize ordinary income at the time of disposition of the stock. (A disposition giving rise to such ordinary income is referred to as "disqualifying disposition.") Upon a disqualifying disposition, an optionee will generally realize ordinary income equal to the lesser of (a) the difference between fair market value of the stock on the date of exercise and the exercise price, or (b) the difference between the sales price of the shares and the exercise price, and the Company will be entitled to a deduction equal to such amount. Any additional gain recognized in the disposition will be a capital gain for which no deduction will be available to the Company.

     If an optionee exercises an incentive option in whole or in part by surrendering previously acquired stock, no gain or loss is recognized on the exchange of the previously acquired shares unless the exchange results in a disqualifying disposition of the shares surrendered. Such a disqualifying disposition may result in the realization of ordinary income.

     Nonstatutory Options. The grant of a nonstatutory option does not produce taxable income to the optionee or a deduction to the Company. An optionee exercising a nonstatutory option recognizes ordinary income in the amount of the difference between the fair market value of the shares at the time of exercise and the exercise price of the shares, and the Company is entitled to a corresponding deduction. An optionee will have a basis in the shares acquired upon exercise of the option equal to the exercise price plus ordinary income recognized upon exercise of the option. Upon selling the shares, the optionee will recognize a capital gain or loss equal to the difference between the sale price of the shares and the optionee's basis in the shares. The capital gain or loss will be a long-term gain or loss if the shares are held more than one year from the date of exercise.

     The Company will have a withholding obligation with respect to any ordinary income recognized by an optionee.

     If an optionee exercises a nonstatutory option by surrendering previously acquired stock, no gain or loss is recognized on the exchange for an equivalent number of new shares. The optionee will recognize ordinary income, and the Company will be entitled to a corresponding deduction, in general equal to the fair market value of any new shares received in excess of the number of previously acquired shares surrendered in the exchange.

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     Surrender of Options. If an optionee surrenders all or any portion of an option in exchange for cash or stock, the optionee realizes ordinary income subject to withholding (and the Company is in general entitled to a deduction) equal to the amount of cash and the fair market value of the stock received.


REASONS FOR STOCKHOLDER APPROVAL


     The 1997 Plan has been designed so that options granted under the plan will qualify as performance-based compensation and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Code. However, in order to qualify as performance-based compensation, and thereby ensure the federal tax deductibility of options granted under the 1997 Plan, stockholder approval of the plan at the Meeting is required. If the stockholders do not vote to approve the 1997 Plan, the plan will not be effective and the Company will not grant any options or make any stock-based awards under the plan.


                      RATIFICATION OF THE APPOINTMENT OF

                        INDEPENDENT PUBLIC ACCOUNTANTS


     Subject to ratification by stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the current fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent public accountants since the Company's inception. Although stockholder approval of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of Coopers & Lybrand L.L.P.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.


                                    GENERAL


OTHER MATTERS


     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.


STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING


     Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its principal executive offices, 101 Edgewater Drive, Wakefield, Massachusetts, 01880-1291, no later than May , 1998 in order to be considered for inclusion in the proxy statement relating to that meeting.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the

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

Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during the last fiscal year the Reporting Persons complied with all Section 16(a) filing requirements.


COSTS OF SOLICITATION


     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution. Georgeson & Company Inc. has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Georgeson a fee of $7,000 plus reimbursement of its reasonable out-of-pocket expenses. In addition, the Company has agreed to indemnify Georgeson against liabilities or claims arising out of the performance by Georgeson of such services.


                      By Order of the Board of Directors,
                        /s/ Eugene P. Seneta

                      Eugene P. Seneta, Secretary


August , 1997


THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.



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                                                                     APPENDIX A




                                 XYVISION, INC.

                           1997 STOCK INCENTIVE PLAN
1. Purpose------


     The purpose of this 1997 Stock Incentive Plan (the "Plan") of Xyvision, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Xyvision, Inc. as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").


2. Eligibility-------


     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant."


3. Administration, Delegation---------------------


     a. Administration by Board of Directors----------------------------- . The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     b. Delegation to Executive Officers------------------------- . To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     c Appointment of Committees---------------------- . To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.


4. Stock Available for Awards---------------------


     a. Number of Shares-------------- . Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 2,000,000 shares of common stock, $.03 par value per share, of the Company (the

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

"Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     b. Per-Participant Limit---------------- . Subject to adjustment under
Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     c. Adjustment to Common Stock----------------------- . In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award (as hereinafter defined), and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.


5. Stock Options-----------


     a. General------ . The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     b. Incentive Stock Options------------------ . An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     c. Exercise Price----------- . The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     d. Duration of Options--------------- . Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     e. Exercise of Option-------------- . Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     f. Payment Upon Exercise------------------ . Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
      i. in cash or by check, payable to the order of the Company;

         ii. except as the Board may otherwise provide in an Option Agreement, by (i) delivery of

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

         an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or (iii) delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

         iii. to the extent permitted by the Board and explicitly provided in an Option Agreement, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

         iv. any combination of the above-permitted forms of payment.


6. Restricted Stock------------


     a. Grants----- . The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     b. Terms and Conditions----------------- . The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.


7. Other Stock-Based Awards--------------------


     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.


8. General Provisions Applicable to Awards-------------------------------


     a. Transferability of Awards------------------- . Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     b. Documentation----------- . Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     c. Board Discretion------------- . Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     d. Termination of Status---------------- . The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     e. Acquisition Events--------------

      i. Consequences of Acquisition Events---------------------------- . Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

     An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

      ii. Assumption of Options Upon Certain Events ---------------------------------- . The Board may grant Awards under the
      Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) Withholding--------- . Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such

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

Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Amendment of Award----------------- . The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) Conditions on Delivery of Stock------------------------- . The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) Acceleration--------- . The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. Miscellaneous


     a. No Right To Employment or Other Status--------------------------------
 . No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     b. No Rights As Stockholder-------------------- . Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     c. Effective Date and Term of Plan------------------------- . The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     d. Amendment--------- of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     e. b;-2qStockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     f. Governing Law------------ . The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

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

                                XYVISION, INC.


                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 25, 1997


                     THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY
                  AND SHOULD BE RETURNED AS SOON AS POSSIBLE


     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Eugene P. Seneta and Patrick J. Rondeau, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of XYVISION, INC. (the "Company") to be held on Thursday, September 25, 1997 at 10:00 a.m. at the offices of the Company, 101 Edgewater Drive, Wakefield, Massachusetts, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.


1. To elect the following nominees for Class II Director to serve for the ensuing three years (except as marked below):


                         Kevin J. Duffy
                         Jeffrey L. Neuman


            []  FOR            []  WITHHOLD

            both nominees
            (except as marked below)


      (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominee.)


2. To approve the amendment to the Company's Certificate of Incorporation to effect a one-for-four reverse split of the Common Stock and to decrease the number of authorized shares of Common Stock to 25,000,000.


     []  FOR      [] AGAINST      []  ABSTAIN


3. To approve the Xyvision, Inc. 1997 Stock Incentive Plan.


   [] FOR      [] AGAINST      [] ABSTAIN


4. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current year.


     [] FOR      [] AGAINST      [] ABSTAIN

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     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSAL NUMBERS 2, 3 AND 4.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" EACH OF PROPOSAL NUMBERS 2, 3 AND 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.



      MARK HERE               MARK HERE IF
      FOR ADDRESS             YOU PLAN TO
      CHANGE AND       []     ATTEND THE      []
      NOTE AT LEFT            MEETING

                                             Dated: ______________________, 1997


                                            ___________________________________
                                           Signature


                                            ___________________________________
                                    Signature if held jointly


                     NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.


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